Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alto Ingredients, Inc. of our reports dated March 13, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Alto Ingredients, Inc., appearing in the Annual Report on Form 10-K of Alto Ingredients, Inc. for the year ended December 31, 2023.

/s/ RSM US LLP

Rochester, Minnesota

June 20, 2024